EXHIBIT NO. 99.(g) 2

September 6, 2024

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust
Closed End Funds

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS High Income Municipal Trust

MFS High Yield Municipal Trust

MFS Intermediate High Income Fund

MFS Intermediate Income Trust

MFS Investment Grade Municipal Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Series Trust I

MFS Core Equity Fund

MFS Low Volatility Equity Fund

MFS Low Volatility Global Equity Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Technology Fund

MFS U.S. Government Cash Reserve Fund

MFS Value Fund

MFS Series Trust IV	MFS Blended Research Emerging Markets Equity Fund MFS Blended Research International Equity Fund MFS Global New Discovery Fund MFS U.S. Government Money Market Fund
MFS Series Trust VII	MFS Equity Income Fund
MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

September 6, 2024

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Blended Research Growth Equity Fund

MFS Blended Research Small Cap Equity Fund

MFS Blended Research Value Equity Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Intrinsic Value Fund

MFS Managed Wealth Fund

MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Blended Research Core Equity Fund MFS Mid Cap Value Fund
MFS Series Trust XII

MFS Lifetime Income Fund

MFS Lifetime 2025 Fund

MFS Lifetime 2030 Fund

MFS Lifetime 2035 Fund

MFS Lifetime 2040 Fund

MFS Lifetime 2045 Fund

MFS Lifetime 2050 Fund

MFS Lifetime 2055 Fund

MFS Lifetime 2060 Fund

MFS Lifetime 2065 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund
MFS Series Trust XV	MFS Commodity Strategy Fund
MFS Active Exchange Traded Funds Trust	MFS Active Core Plus Bond ETF* MFS Active Growth ETF* MFS Active Intermediate Muni Bond ETF* MFS Active International ETF* MFS Active Value ETF*

September 6, 2024

MFS Variable Insurance Trust

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Total Return Bond Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio

MFS Core Equity Portfolio

MFS Corporate Bond Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS Income Portfolio

MFS International Growth Portfolio

MFS International Intrinsic Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Research International Portfolio

MFS Technology Portfolio

MFS U.S. Government Money Market Portfolio

MFS Variable Insurance Trust III

MFS Blended Research Small Cap Equity Portfolio

MFS Conservative Allocation Portfolio

MFS Global Real Estate Portfolio

MFS Growth Allocation Portfolio

MFS Inflation-Adjusted Bond Portfolio

MFS Limited Maturity Portfolio

MFS Mid Cap Value Portfolio

MFS Moderate Allocation Portfolio

MFS New Discovery Value Portfolio

Stand-Alone Corporation	MFS Commodity Strategy Portfolio*

*ETF Client

September 6, 2024

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of

Each of Their Respective Portfolios (except MFS Commodity Strategy Portfolio)

By: _DAVID L. DILORENZO___________

Name: David L. DiLorenzo

Title: President

STATE STREET BANK AND TRUST COMPANY

By:___PATRICK WALDRON_____________

Name: Patrick Waldron

Title: Managing Director

*MFS Commodity Strategy Portfolio is organized under the laws of the Cayman Islands and is wholly-owned by MFS Commodity Strategy Fund, a series of MFS Series Trust XV. State Street Bank and Trust Company and MFS Commodity Strategy Portfolio acknowledge and agree that MFS Commodity Strategy Portfolio is not registered as an open-end or a closed-end management company under the Investment Company Act of 1940 (the “1940 Act”), but nevertheless MFS Commodity Strategy Portfolio has requested, and State Street Bank and Trust Company has agreed, to provide services pursuant to the Agreement as if MFS Commodity Strategy Portfolio were registered under the 1940 Act. MFS Commodity Strategy Portfolio and State Street Bank and Trust Company further agree that the principal client facing team responsible for approving and finalizing the corporate records and books of account for MFS Commodity Strategy Portfolio will be based in Kansas City, Missouri.